                                                                   EXHIBIT 10.16
                                                CONFIDENTIAL TREATMENT REQUESTED

                         SUPPLY AND SERVICES AGREEMENT

     This Agreement is made and entered into this 29th day of January, 1999, by and between Walsh Distribution, Inc., an Arkansas Corporation having a principal place of business at 5005 State Line Avenue, Texarkana, Bowie County, Texas, 75501 (hereinafter referred to as "Walsh"), and DRUGSTORE.COM, INC., a Delaware Corporation, having its principal place of business at 18650 NE 67th Court, Redmond, Washington 98032 (hereinafter referred to as "Drugstore").

     WHEREAS, Walsh is a wholesale supplier and distributor of prescription drugs, pharmaceuticals, health and beauty care products and other over the counter products customarily sold in retail pharmacies; and

     WHEREAS, Drugstore is in the process of establishing an internet based on-line shopping site for the retail sale of products customarily sold in retail pharmacies; and

     WHEREAS, Drugstore desires to purchase from Walsh certain items, to furnish other items from sources other than Walsh, and to provide for the packaging for both such products by Walsh for shipment by Drugstore to its customers who order said products from its internet based on-line shopping site; and

     WHEREAS, Walsh desires to sell specified products to Drugstore, to package said products together with products provided by Drugstore and deliver the same to Drugstore for sale by Drugstore to its customers through Drugstore's internet based on-line shopping site;

     NOW, THEREFORE, in consideration of the mutual obligations and promises and additional consideration set forth herein, Walsh and Drugstore agree as follows:

1.   Definitions.

     The following terms shall have the definitions as set forth below.

     (a) Walsh Inventory - those items, products and goods owned by Walsh to be sold to Drugstore consisting initially of approximately [*] shelf keeping units (SKU), currently purchased as inventory by Walsh for its own account together with those additional line items which Walsh agrees to add to its inventory at the request of Drugstore.

     (b) Drugstore Inventory - those items, products and goods owned by Drugstore and supplied to Walsh with the approval of Walsh (which shall not be unreasonably withheld) for packaging for shipment to Drugstore's on-line customers consisting initially of approximately [*] shelf keeping units (SKU) not currently purchased as inventory by Walsh but which Drugstore desires to make available to its customers.

[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

     (c) Line - means one or more items of the same shelf keeping unit (SKU) as that term is customarily used in the pharmaceutical and health and beauty care products wholesale industry.

     (d) Deadnet Cost - means the manufacturer's wholesale list price reduced by applicable vendor allowances and cash discount, if any.

     (e) Delivery Point - the staging area in the building located at 5101A Stateline Avenue, Texarkana, Bowie County, Texas, where packaged and sealed goods, labeled and ready for shipment, are delivered by Walsh to Drugstore. Walsh shall determine and designate the staging area.

2.   Walsh inventory.

     Walsh agrees to sell and Drugstore agrees to buy Walsh Inventory to supply orders of goods made by customers of Drugstore on its internet based on-line shopping site during the term of this agreement upon the following terms:

     (a) The price to be paid by Drugstore for items of Walsh Inventory shall be the current Deadnet Cost plus [*] of Deadnet Cost for each item purchased by Drugstore.

     (b) Walsh shall bill Drugstore daily for Walsh Inventory purchased by Drugstore.

     (c) Drugstore shall pay Walsh within 15 days of invoice date by electronic funds transfer to the following account:

              [*]
              ABA #:  [*]
              Account Name:  Walsh Distribution, Inc.
              Account #:  [*]

     (d) Drugstore shall deposit the sum of $50,000.00 with Walsh as security for payment of amounts owed to Walsh by Drugstore for purchases of Walsh inventory. If any invoice remains unpaid on the 18 day after the date of the invoice, Walsh may deduct from the deposit the amount necessary to pay said invoice. The deposit amount shall be replenished by Drugstore within 2 days of receipt by Drugstore of notice from Walsh. If at any time, and each time, that monies owed by Drugstore to Walsh for purchases of Walsh inventory exceed the deposit amount by 10% of the deposit amount, Drugstore shall increase the deposit to a sum equal to 100% of the monies owed to Walsh; provided, the security deposit shall not be less than $50,000.00 during the period of time for which a deposit is required.

     (e) If Drugstore remains current in its payment of invoices owed to Walsh for Walsh inventory without any material invoices becoming past due during the first 6 months commencing with the date of the first purchase by Drugstore from Walsh,

[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

-------------------
SUPPLY AGREEMENT
          the requirement for a deposit shall be terminated and the deposit amount shall be applied by Walsh to the next occurring invoices until the deposit has been exhausted. However, should any invoice not be paid when due (thus, requiring payment made from the security deposit), during the first 6 months, the requirement for the security deposit shall continue until such time as 6 months have expired without any past due invoices.

     (f) Upon termination of this agreement, either at the expiration of the term or the expiration of any extended or carry over term or for any other reason, after payment of all sums owed by Drugstore to Walsh under the terms of this Agreement, including but not limited to invoices for purchases of Walsh inventory and handling charges, the security deposit, or such portion thereof remaining, if any, shall be paid by Walsh to Drugstore. Upon termination of this Agreement, either at its original term or any extended or carry over term or for any other reason, the security deposit may be applied by Walsh upon any and all amounts owed by Drugstore to Walsh under the terms of this Agreement.

     (g) Drugstore is not required to send any orders to Walsh for Walsh Inventory or Drugstore Inventory, or purchase any Walsh Inventory beyond the requirements set forth in Section 6(c).

3.   Drugstore Inventory.

     Drugstore shall order and have shipped to the premises of Walsh at 5101A Stateline Avenue, Texarkana, Texas, the Drugstore Inventory in accordance with the following terms:

     (a) For so long as Drugstore uses Walsh services to fulfill orders of Drugstore inventory, Drugstore may use the inventory purchase and management system that is currently used by Walsh. In the event Drugstore elects not to use the Walsh inventory purchase and management system, Walsh shall create the interface to accept the completed purchase order data from Drugstore's system to Walsh's system.

     (b) In the event Drugstore elects to use Walsh's inventory and management system, Drugstore shall coordinate the purchase of all Drugstore inventory through Walsh; however, all such purchasing shall be in the name of Drugstore, billed to Drugstore and paid by Drugstore directly to the manufacturers and/or distributors. At no time shall Walsh be responsible for the mis-ordering, mis-shipment or other errors relating to the ordering and receipt of Drugstore Inventory. Drugstore shall have Drugstore Inventory shipped to the premises of Walsh at 5101A Stateline Avenue, Texarkana, Texas 75501.

     (c) In the event Drugstore elects to use Walsh's inventory purchase and management system and Walsh incurs any fees or other charges for allowing such use by Drugstore, Drugstore will reimburse Walsh for any and all such charges or fees

-------------------
SUPPLY AGREEEMENT
          within 15 days of the date of the invoice from Walsh to Drugstore for said charges or fees.

     (d) In the event Drugstore elects to use Walsh's inventory purchase and management system, Drugstore shall be responsible for, and bear the expense of, maintaining the integrity of the Drugstore Inventory files.

4.   Product Orders.

     Orders by customers of Drugstore shall be forwarded by Drugstore to Walsh. Upon Walsh's receipt of confirmation of the purchase from Drugstore, the order shall be handled in the following procedure:

     (a) Walsh shall pick those items of Walsh Inventory from its product inventory;

     (b) Walsh shall pick those items of Drugstore Inventory from the Drugstore Inventory stored on the Walsh premises;

     (c) Walsh shall validate order accuracy (using hardware and software supplied by Drugstore and in accordance with reasonable Drugstore approved procedures), pack the ordered items in boxes and/or other packaging materials provided by Drugstore, seal and label the package for shipment;

     (d) Walsh shall deliver the package to the Drugstore employees at the Delivery Point;

     (e) Drugstore shall accept the goods at the Delivery Point at which time title to the Walsh Inventory in the package passes to Drugstore, and the wholesale sale of the Walsh Inventory items is completed.

5.   Shipping of Products.

     (a) All materials required for shipment of products, including but not limited to all boxes, packages, packing materials, tape, and labels shall be provided by Drugstore at its own expense.

     (b) Drugstore shall be fully responsible for all packaged products once they have been delivered to Drugstore or its agents at the Delivery Point by Walsh. Drugstore shall provide and make arrangement for shipping of packaged products and shall pay all shipping charges from the Delivery Point except as hereinafter provided.

6.   Handling Fees and Bonus Payments.

     Drugstore shall pay to Walsh handling fees and bonus payments for the handling, picking and packaging for shipment of both Walsh Inventory and Drugstore Inventory in accordance with the following terms:

-------------------
SUPPLY AGREEMENT

                                                CONFIDENTIAL TREATMENT REQUESTED

     (a) Drugstore shall pay to Walsh a basic handling charge of [*] per order of goods which shall include up to [*] Lines of product regardless of the quantity of items of any one particular line of product. In addition, for each Line of product in excess of [*] for each order, Drugstore shall pay to Walsh an additional [*] per Line. In determining the number of Lines of product in an individual order, both Walsh Inventory and Drugstore Inventory shall be included. The picking and packing of samples, leaflets and other marketing materials shall not be considered a Line. However, if the picking and packing of such items materially increases the cost of fulfillment to Walsh, Walsh shall notify Drugstore. The parties will, within five days of such notice, discuss methods to reduce or eliminate the additional cost to Walsh, including reducing the picking and packing requirements for such materials or paying Walsh its cost for picking and packing such materials. In the event the parties fail to reach an agreement, to reduce or eliminate the additional costs to Walsh within ten days from the date of Walsh's notice to Drugstore, Walsh may discontinue the picking and packing of samples, leaflets and other marketing materials until such time the parties may so agree; and any such failure by Walsh to pick and pack any such samples, leaflets or other marketing materials shall not be considered a terminable event by either party under the terms of this Agreement.

     (b) Walsh shall invoice Drugstore for handling charges daily. Invoices are due on the fifteenth (15th) day after the date of the invoice (net 15 days) and must be paid by electronic funds transfer to the account specified in paragraph 2(c) above.

     (c) Drugstore hereby guarantees a minimum of [*] customer orders for product to be handled by Walsh during the three-year term of this Agreement. If Drugstore (1) ceases business for any reason and/or this Agreement is terminated for any reason other than default or breach by Walsh, or (2) does not send [*] orders to Walsh during the initial three-year term, Drugstore shall pay to Walsh a sum calculated as follows:

          i. where the actual number of orders processed by Walsh is less than [*] orders, Drugstore shall pay that sum of money which is equal to the number of actual orders processed subtracted from [*] multiplied by [*] PLUS the difference between the number of actual orders processed and [*] multiplied by [*]. For example, if the number of actual orders processed is equal to [*] orders, then Drugstore would pay to Walsh the sum of [*] which is the result of the following calculation: [*]

          ii. where the actual number of orders processed by Walsh is equal to or greater then [*] orders, Drugstore shall pay that sum of money which is equal to the number of actual orders processed subtracted from [*] orders multiplied by [*]. For example, if the number of

[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

-------------------
SUPPLY AGREEMENT

                                                CONFIDENTIAL TREATMENT REQUESTED

               actual orders processed is equal to [*] orders, then Drugstore would pay to Walsh the sum of [*] which is the result of the following calculation: [*].

          Said sums shall be due and payable within 15 days after (1) cessation of business by Drugstore (2) termination of this Agreement for any reason other than default or breach by Walsh, or (3) the end of the initial three year term, whichever first occurs.

     (d)  [*]

     (e) In the event either Drugstore or Drugstore's customer request additional special handling of an order such as gift wrap, extra packaging or extra wrapping, Walsh may impose a special handling charge upon each such order as the parties may so agree. All specialized wrapping, packaging and shipping supplies shall be furnished by Drugstore at Drugstore's cost.

     (f) In the event that Walsh fails to pick the required inventory, package it for shipment and deliver it to the Delivery Point at or before [*] Central Standard Time (or Central Daylight Savings Time when Daylight Savings Time is being observed) on the date of receipt of the order, Walsh shall reimburse Drugstore for the shipping charges paid by Drugstore upon that Order. This penalty shall not apply to any order which cannot be filled due to circumstances beyond the control of Walsh, including but not limited to acts of God, strikes at facilities other than Walsh facilities, transportation interruptions affecting the supply of Walsh Inventory, manufacturer or distributor back orders and insufficient Drugstore inventory or packaging supplies.

     (g) Drugstore shall pay to Walsh bonus compensation in accordance with the following terms:

          (i) at the end of each calendar quarter during the term of this Agreement, commencing on March 31, 1999, a review of the goods and services provided by Walsh in accordance with the terms of this Agreement shall be made. Walsh shall be entitled to bonus compensation of [*] per processed order for each calendar quarter, if, and only if, the following bonus criteria are met:

               (A) Orders received before [*] each day are delivered to the Delivery Point not later than [*] of the same day at a rate equal to or greater than [*] of the time.

[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

-------------------
SUPPLY AGREEMENT

                                                CONFIDENTIAL TREATMENT REQUESTED

               (B) Walsh has maintained Walsh Inventory available to fill customer orders in stock and available for picking at least [*] of the time; provided, however, adjustments shall be made to account for manufacturer and distributor backorders of product, unavailable product, recall product, or any other circumstances outside of Walsh's control which affect the timely receipt of product by Walsh.

               (C) Walsh's accuracy in filling and packaging for shipment in accordance with Drugstore customer orders is at or exceeds [*].

               (D) Orders which are not filled and packaged ready for shipping due to events beyond the control of Walsh including but not limited to acts of God, strikes at facilities other than the Walsh facilities, transportation interruptions affecting the supply of Walsh inventory, unavailability of Walsh or Drugstore Inventory from the manufacturer or distributor, and unavailability of adequate and proper packaging and shipping materials to be supplied by Drugstore, shall not be considered in determining whether or not Walsh has met the bonus criteria specified in (A) through (C) above.

         (ii) Bonus compensation as provided in this paragraph shall be paid within 15 days of the invoice date by electronic funds transfer to the address and account provided in paragraph 2 (c) above.

         (iii) Customer Returns of Goods shall be directed to the attention of Walsh at 5005 North Stateline Avenue, Texarkana, Texas. Receipt of all returned goods shall be by Walsh personnel. Returned goods shall be handled as follows:

               (A)  Determination of Saleable and Unsaleable Product.

                    Walsh shall determine whether a returned item is Saleable or Unsaleable at its sole and final discretion. For those items determined by Walsh to be Saleable, Walsh shall restock the product at its cost and shall credit to Drugstore the full amount of the product's cost paid by Drugstore. For those items determined by Walsh to be Unsaleable, Walsh shall destroy, or make other arrangements for the disposal of, such product at Walsh's cost.

               (B)  Handling Fees.

                    For each and every returned order, including the return of partial orders, Walsh shall be paid a processing fee of [*] per order. Walsh shall invoice Drugstore for processing fees daily. Invoices

[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

-------------------
SUPPLY AGREEMENT

                                                CONFIDENTIAL TREATMENT REQUESTED

                    are due on the fifteenth (15th) day after the date of the invoice (net 15 days) and must be paid by electronic funds transfer to the account specified in paragraph 2(c) above.

     7.   Reimbursement of Walsh Cost.

          Drugstore shall reimburse Walsh for certain startup and ongoing costs of operations in fulfillment of its obligations under this contract in accordance with the following terms:

          (a) Drugstore shall reimburse Walsh as the start up expenses are incurred as follows:

              (i) The sum of [*] for upgrade and modifications to Walsh's AS400 Computer System to the standards necessary to perform under this Agreement;

              (ii) A sum not to exceed [*] for the expense of computer programming and support (including but not limited to the costs of payroll, benefits, travel, lodging, meals, etc.) to implement the necessary software changes to Walsh's computer system in order to perform its obligations under this Agreement; and

              (iii) A sum not to exceed [*] for expenses of Walsh in initially stocking Drugstore inventory, programming for exchange of order and receiving information between Walsh and Drugstore, and computer programming and training for inventory tracking.

              (iv) Drugstore shall reimburse Walsh for the actual out-of-pocket costs related to any additional programming not described in
                    (i) - (iii) above such as the interface programming with Drugstore's new "scan data" hardware/software system.

              (v) Sums to be reimbursed under this paragraph (a) shall be invoiced by Walsh to Drugstore as incurred, and shall be paid by Drugstore within [*] days by electronic funds transfer to the address and account provided for in paragraph 2(c) above.

          (b) Drugstore shall additionally reimburse Walsh on an ongoing basis during the term of this Agreement and any extension thereof for the actual out-of-pocket cost of Walsh for a full time AS400 Computer Programmer including salary not to exceed [*] per calendar year plus all health and fringe benefits customarily provided by Walsh plus the employer's share of all payroll, FICA and unemployment compensation taxes relating to the salaried position. This obligation for reimbursement shall cover all reasonable expenses incurred by Walsh commencing with its hiring of the individual on December 14, 1998. Drugstore shall be obligated to reimburse Walsh for its actual cost of employment of up to two data entry clerks (to perform item file maintenance, interface and

[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

-------------------
SUPPLY AGREEMENT

                                                CONFIDENTIAL TREATMENT REQUESTED

          data input related to receipt of product) at a base salary not to exceed [*] per year plus health and fringe benefits, payroll taxes, FICA and unemployment taxes.

     (c) Drugstore shall reimburse Walsh for all costs incurred by Walsh to service and maintain any and all network servers, computer hardware, and other peripheral equipment provided by Drugstore and installed (with the prior written consent of Walsh) upon the premises of Walsh. In the event any of the work which is to be performed by Walsh pursuant to this section is anticipated to exceed [*], Walsh shall i) provide to Drugstore an estimate of the costs which will be incurred by Walsh in performing such work; and ii) obtain written approval from Drugstore prior to beginning such work.

     (d) Walsh shall bill Drugstore for its reimbursable costs, set forth in this paragraph 8 (b) and (c), on the 15th and last day of each month during the term. Drugstore shall pay said invoices within [*] days by electronic funds transfer to the address and account provided for in paragraph 2(c) above.

8.   Contract Term.

     This Agreement shall be for a period of three years from the date hereof and shall terminate at such time unless extended in writing by the parties.

     This Agreement may not be terminated for any reason other than for default by one of the parties in performing its obligations under this Agreement. In the event of default, the Agreement shall terminate only after the defaulting party has received notice of the default from the non defaulting party and has failed to cure the default within 30 days after the date of said notice; provided, however, default in payment of any material amounts owed under this Agreement shall not be entitled to either notice or an opportunity to cure.

     Upon termination of this Agreement by Drugstore for default by Walsh, all of Drugstore's obligations terminate, including the minimum order guarantees set forth in Section 6(c); provided, that Drugstore shall pay any proper invoices outstanding as of the date of termination.

9.   Examination of Records.

     Upon not less than 48 hours notice, each party shall be entitled to examine the records of the other party regarding the performance of the parties under this Agreement on regular business days (Monday through Friday) and during regular business hours (8:00 A.M. - 5:00 P.M. central standard time).

10.  Use of Facilities.

     In performing the terms of this Agreement, Walsh shall provide warehouse space for Drugstore Inventory in accordance with the following terms:

[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

-------------------
SUPPLY AGREEMENT

                                                CONFIDENTIAL TREATMENT REQUESTED

     (a) Walsh shall provide at no cost to Drugstore up to but not more than 20,000 square feet of office and storage space for Drugstore Inventory at Walsh premises located at 5101A Stateline Avenue, Texarkana, Texas.

     (b) All premises and facilities provided by Walsh shall comply with all applicable laws and regulations, including the requirements of the Prescription Drug Marketing Act, OSHA and regulations adopted pursuant thereto.

     (c) Drugstore shall assign an adequate number of its employees or agents to take delivery of the packaged product at the delivery point and to handle all matters relating to the shipment of the product packages after receipt by Drugstore of said product packages at the Delivery Point.

11.  [*]

12.  Notices.

     Notice by either party will be made only in writing by certified mail, return receipt requested or facsimile addressed to the other party and will be considered given as of the time it is deposited with the United States Postal Service or acknowledged as received by the other parties facsimile machine. Addresses for notices are as follows:

     Walsh Distribution, Inc.
     Attn: Bob Bancroft
     P.O. Box 1928
     Texarkana, Texas 75504
     Facsimile: 903-735-4047

     DRUGSTORE.COM
     Attn:
          -------------------------

     ------------------------------

     ------------------------------
     Facsimile:
               --------------------

     Changes to the notice addresses may be accomplished by notice in accordance with this paragraph.

[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

-------------------
SUPPLY AGREEMENT

13.  Risk of Loss and Insurance.

     With regard to risk of loss and insurance requirements the parties agree as follows:

     (a) The risk of loss of Drugstore Inventory shall at all times be born by Drugstore.

     (b) The risk of loss of Walsh inventory shall be born by Walsh up to and until said inventory is delivered to Drugstore at the Delivery Point. At the time of delivery of the packaged product to the Delivery Point, title to Walsh Inventory shall pass to Drugstore and Drugstore shall bear the risk of loss as owner of the packaged products.

     (c) Each party shall be responsible for maintaining insurance upon its own inventory, equipment, furniture, fixtures, supplies and other property located upon the premises of Walsh. Each party shall provide worker's compensation insurance upon its own employees in accordance with Texas law.

     (d) Each party shall carry General Liability Insurance in the amount of not less than $1,000,000 per occurrence/$2,000,000 aggregate during the term of this agreement.

     (e) Each party shall furnish evidence to the other party of its compliance with this paragraph

14.  Confidential Information.

     The parties hereto consider this Agreement and all of its terms and conditions to be confidential. Except as may have been, or shall be, authorized in writing, or as hereinafter mentioned, each of the parties hereto shall keep confidential and shall not use otherwise than in the performance of this Agreement and shall take all reasonable steps to insure that its employees keep confidential and not use, all information supplied to them or which they have learned during the negotiations leading to this Agreement or learned hereafter concerning the business of the other. This obligation shall survive the termination of this Agreement and for 5 years after any termination of this Agreement. Nothing herein shall preclude disclosure of information to the extent that the disclosure is required to be made under statutory laws or regulations in force and applicable to the party, or pursuant to a subpoena; provided, however, the party required to disclose any such confidential information shall immediately, upon receipt of a subpoena, notice, demand or order to produce the information, and prior to complying with the subpoena, notice, demand, or order, notify the other party of said subpoena, notice, demand or order and at the request of the other party, contest or join with the other party in contesting the propriety and/or authority of disclosing the information. Each party shall bear its own costs of complying with the provisions of this paragraph.

-------------------
SUPPLY AGREEMENT
PAGE 11

15.  Independent Contract; Taxes; Indemnification.

     The parties each agree and acknowledge that this Agreement does not constitute a joint venture or partnership. This Agreement has been reached at arms length negotiations and is an independent supply and services contract in which Walsh acts as a wholesale distributor of the Walsh Inventory. The parties agree and acknowledge that all sales made by Walsh to Drugstore are made at wholesale and that Walsh is not, and shall not be, responsible for collection or payment of any sales taxes to the State of Texas, any other state, or any other governmental entity. Drugstore agrees and acknowledges that it is the retailer of the products sold to its customers through the internet based on line shopping service known as "DRUGSTORE.COM." Drugstore hereby agrees to indemnify and hold harmless Walsh from any and all claims, actions, suits, enforcement actions or other proceedings, including the reasonable attorney's fees, investigation costs and other costs incurred by Walsh in defending any such types of proceedings relating to the imposition of sales taxes upon the transactions described in this Agreement.

16.  Assignability.

     This Agreement and the rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party.

17.  Force Majeure.

     Except for the payment of money due hereunder, Walsh and Drugstore shall be excused for failure to perform under this Agreement where such failure results from circumstances beyond the affected party's control including, without limitation, such circumstances as fire, storm, flood, earthquake, strikes, work stoppages or slow downs, delay or failure of transportation or supplies, acts of the public enemy, acts of God or acts, regulations, priorities or actions of the United States, a state or any local government or agents or instrumentalities thereof.

18.  Warranties.

     Drugstore acknowledges that Walsh is a wholesaler of products manufactured and packaged by other entities. WALSH MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY OR THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OF ANY GOODS OR SERVICES SOLD OR SUPPLIED UNDER THIS AGREEMENT INDEPENDENT OF, OR BEYOND THE WARRANTY AND RETURN POLICIES PROVIDED BY THE MANUFACTURER OR VENDOR, IF ANY.

19.  Year 2000 Readiness Disclosure.

     The parties to this agreement recognize the potential for information system problems associated with the new millennium. To avoid the possible issues that could result from incorrectly processing date-related information, Walsh and Drugstore shall institute a Year 2000

-------------------
SUPPLY AGREEMENT

Compliance Plan for their respective companies to ensure that the operations of both parties, including data exchange with suppliers and customers, can continue without interruption up through and beyond January 1, 2000. The Year 2000 Compliance Plan shall outline a comprehensive approach for addressing all at-risk components of Walsh operations- hardware, networks, in-house software applications, third-party vendor applications, interfacing software, data exchange with trading partners, automation systems and equipment. Walsh and Drugstore represent that the defined objectives for Year 2000 Compliance are that the processes, systems and equipment of each company shall be able to function properly up through and beyond January 1, 2000. This includes the ability to:

          . Process (i.e. receive, perform calculations and comparisons) any and all date-related information up through and beyond January 1, 2000.
          .  Accommodate dates with either a 2-digit or 4-digit year.
          .  Correctly process information with a date of 9/9/99.
          .  Correctly process information with a year date of "99" or "00"
          . Correctly process information with a date of February 29 during leap years.

20.  Governing Law.

     This Agreement shall be interpreted, and the rights, obligations and liabilities of the parties determined in accordance with the laws of the State of Texas (without regard to the conflicts of laws provisions thereof). The parties agree that any litigation arising out of this Agreement or performance of it by either party shall be litigated in either the District Court of Bowie County, Texas, or the United States District Court for the Eastern District of Texas, Texarkana, Division.

21.  Amendments.

     No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by both parties hereto.

22.  Dispute Resolution.

     Walsh and Drugstore will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by Walsh and Drugstore within 45 days after written notice by either to the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Walsh and Drugstore will share the cost of the mediation equally. By mutual agreement, Walsh and Drugstore may postpone mediation until some specified but limited discovery about the dispute has been completed. The parties may also agree to replace mediation with some other form of alternative dispute resolution. Any dispute which cannot be resolved between the parties through negotiation, mediation or other form of agreed alternative dispute resolution within 120 days of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. Nothing in this section will prevent either party from

-------------------
SUPPLY AGREEMENT
resorting to judicial proceedings if (A) good faith efforts to resolve the dispute under these procedures have been unsuccessful, (B) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others, or (C) litigation is required to be filed prior to the running of the applicable statute of limitations. The use of any alternative dispute resolution procedure will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

23.  Limitation of Liability.

     Neither party shall be liable to the other for any incidental, indirect, special or consequential damages whatsoever arising out of, caused by, or related in any way to this agreement. The parties expressly agree that the limitations on incidental, consequential, special or indirect damages set forth herein are agreed allocations of risk constituting in part the consideration for this Agreement, and that such limitations shall survive the determination of any court of competent jurisdiction that any remedy provided herein or available at law fails of its essential purpose.

24.  Severability.

     In the event that any provision or any portion of any provision of this agreement is held illegal, unenforceable, or invalid by any Court, such provision or portion thereof shall be deemed to be deleted from this agreement and the validity of the remainder of this agreement shall remain unaffected thereby.

25.  Entire Agreement.

     This Agreement together with the exhibits referred to herein, constitutes the entire Agreement and understanding of the parties with regard to the matters covered and herein have merged all prior and collateral representations, promises or conditions, whether oral or written.

     In witness whereof, each of the parties hereto have caused this Agreement to be signed by its respective duly authorized representative.

                                        WALSH DISTRIBUTION, INC.

                                        By:  /s/ Ronald G. Nelson
                                            -----------------------------
                                            Ronald G.  Nelson, President

                                        DRUGSTORE.COM, INC.

                                        By:  /s/ Tracy R. Nolan
                                            ------------------------------
                                            Tracy Nolan,
                                            Vice President of Operations

-------------------
SUPPLY AGREEMENT
PAGE 14